Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Chuy’s Holdings, Inc. and Subsidiaries of our report dated March 28, 2013, relating to our audits of the consolidated financial statements, included in the Annual Report on Form 10-K of Chuy’s Holdings, Inc. and Subsidiaries for the year ended December 30, 2012.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Dallas, Texas

April 7, 2013